EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of VirnetX Holding Corporation (the “Company”) on Form 10-K for the fiscal year ended December 31, 2020 as filed with the Securities and Exchange Commission on March 16, 2021 (the “Report”), I, Richard Nance, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard H. Nance
Richard H. Nance
Chief Financial Officer
(Principal Accounting and Financial Officer)
Date: March 16, 2021